Exhibit 3.114

    Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “NUTHATCH TRADING US, INC.”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF APRIL, A.D. 2008, AT 11:53 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor

	Harriet Smith Windsor, Secretary of State
4532632 8100	AUTHENTICATION:	6517723
080418544	DATE:	04-11-08
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:09 PM 04/11/2008
FILED 11:53 AM 04/11/2008
SRV 080418544 — 4532632 FILE
CERTIFICATE OF INCORPORATION
OF
NUTHATCH TRADING US, INC.
April 11, 2008
     The undersigned sole incorporator, for the purpose of incorporating or organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
     FIRST: The name of the corporation (hereinafter the “Corporation”) is Nuthatch Trading US, Inc.
     SECOND: The registered office of the Corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.
     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share.
     FIFTH: The name and mailing address of the incorporator are as follows:

Name	Address
Esther K. Kim	Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
     SIXTH: Unless and except to the extent that the Bylaws of the Corporation shall so require, the directors of the Corporation need not be elected by written ballot.
     SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw whether adopted by them or otherwise.

     EIGHTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty of such director to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which such director derives an improper personal benefit. If the DGCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment, alteration or repeal of this Article EIGHTH shall adversely affect any right of, or protection afforded to, a director of the Corporation existing immediately prior to such repeal or modification.
     NINTH: Except as provided herein, from time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article NINTH.
[Signature page follows.]

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation as of the date first written above.

/s/ Esther K. Kim Esther K. Kim
Sole Incorporator
[Signature Page to Certificate of Incorporation]